As filed with the Securities and Exchange Commission
                                                            on December 19, 1995

                                                     Registration No. 33- ______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -----------------------------------

                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933
                      ------------------------------------

                              DEL WEBB CORPORATION
               (Exact name of Registrant as specified in charter)

           Delaware                                                   86-0077724
  (State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                   6001 North 24th Street, Phoenix, AZ 85016
               (Address of Principal Executive Office) (Zip Code)
                      ------------------------------------

          DEL WEBB CORPORATION 1995 EXECUTIVE LONG-TERM INCENTIVE PLAN
                              (Full title of plan)
                      ------------------------------------

                            Robertson C. Jones, Esq.
                       Vice President and General Counsel
                              DEL WEBB CORPORATION
                             6001 North 24th Street
                             Phoenix, Arizona 85016
                    (Name and address of agent for service)
                                 (602) 808-8000
         (Telephone number, including area code, of agent for service)


--------------------------------------------------------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                             Proposed                 Proposed
          Title of                                            Maximum                 Maximum
         Securities                   Amount                 Offering                Aggregate                Amount of
           to be                       to be                   Price                  Offering               Registration
         Registered                 Registered               Per Share                 Price                     Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,                        1,200,000               $ 18.95                 $22,740,000               $4,548.00
$0.001 par value                      shares
================================================================================================================================

* Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee using the average of the high and low price of the Registrant's Common Stock reported on the New York Stock Exchange on
         December 19, 1995.

================================================================================================================================


                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The following documents have been filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and are incorporated herein by reference:

                  1. Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

                  2.       Current Report on Form 8-K dated August 10, 1995.

                  3. Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995.

                  4. The description of the Company's Common Stock included in Amendment No. 1 to the Company's Registration Statement on Form S-3 (No. 33-60089), as filed on July 21, 1995.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Officers and Directors

                  Reference is made to Section 145 of the Delaware General Corporation Law (the "Delaware GCL"), as amended from time to time ("Section 145"), which provides for indemnification of directors and officers of a corporation in certain circumstances. Under Article 7 of the Company's Amended and Restated Certificate of Incorporation, the Company shall, to the full extent permitted by Section 145, indemnify all persons whom it may indemnify pursuant thereto. Additionally, Article 7 provides, among other matters, that the right to indemnification conferred in Article 7 includes the right to advancement of expenses by the Company, subject to a written undertaking to repay advances required by the Delaware GCL.

                  The Company currently maintains directors' and officers' liability insurance to supplement the protection provided in the Company's Amended and Restated Certificate of Incorporation and its By-laws. Such insurance which is renewable annually and is subject to standard terms and conditions, including exclusions from coverage, insures directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  Exhibit No.         Description
                  -----------         -----------

                      5               Opinion of Snell & Wilmer L.L.P.

                      23.1 Consent of Snell & Wilmer L.L.P. (included in the opinion filed as Exhibit 5).

                      23.2            Consent of KPMG Peat Marwick LLP.

                      24 Power of Attorney (included in signature pages).

                  In addition to those exhibits shown above, the Company hereby incorporates by reference the following exhibits:

 Exhibit
   No.            Description                     Originally Filed as Exhibit:
--------          -----------                     ----------------------------

 4.1              By-laws of the Company          Appendix C to the Company's
                                                  Proxy Statement for the Annual
                                                  Meeting of Shareholders held
                                                  November 2, 1994.

 4.2              Amended and Restated            Appendix B to the Company's
                  Certificate of                  Proxy Statement for the
                  Incorporation of the            Annual Meeting of Shareholders
                  Company                         held November 2, 1994.

  99              Del Webb Corporation            Appendix B to the Company's
                  1995 Executive Long-            Proxy Statement for the Annual
                  Term Incentive Plan             Meeting of  Shareholders held
                                                  November 8, 1995.
Item 9.           Undertakings

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933 (the "1933 Act");

                     (ii) To  reflect  in the  prospectus  any  facts or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 27, 1995.

                                        DEL WEBB CORPORATION



                                        By: /s/Philip J. Dion
                                           -----------------------------------
                                           Philip J. Dion
                                           Chairman of the Board
                                           and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Philip J. Dion, Robertson C. Jones, and Donald V. Mickus, and each of them, as attorneys-in-fact, to sign his name on his behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments to this registration statement.

      Signature                   Title                        Date
      ---------                   -----                        ----


By: /s/Philip J. Dion             Director, Chairman           November 27, 1995
   -----------------------        of the Board, and Chief
   Philip J. Dion                 Executive Officer
                                  (Principal Executive
                                  Officer)




By: /s/John A. Spencer            Senior Vice-                 November 27, 1995
   -----------------------        President and Chief
   John A. Spencer                Financial Officer




By: /s/David E. Rau               Vice President and           November 27, 1995
   ------------------------       Controller (Principal
   David E. Rau                   Accounting Officer)




By: /s/D. Kent Anderson           Director                     November 27, 1995
   ------------------------
   D. Kent Anderson



By: /s/Robert Bennett             Director                     November 27, 1995
   ------------------------
   Robert Bennett



By: /s/Hugh F. Culverhouse, Jr.   Director                     November 27, 1995
   ------------------------
   Hugh F. Culverhouse, Jr.



By: /s/Kenny C. Guinn             Director                     November 27, 1995
   ------------------------
   Kenny C. Guinn



By: /s/J. Russell Nelson          Director                     November 27, 1995
   ------------------------
   J. Russell Nelson



By: /s/Peter A. Nelson            Director                     November 27, 1995
   ------------------------
   Peter A. Nelson



By: /s/Michael E. Rossi           Director                     November 27, 1995
   ------------------------
   Michael E. Rossi



By: /s/C. Anthony Wainwright      Director                     November 27, 1995
   ------------------------
   C. Anthony Wainwright



By: /s/Sam Yellen                 Director                     November 27, 1995
   ------------------------
   Sam Yellen



                               INDEX TO EXHIBITS

                                              Page in Sequential Numbering
    Exhibit                                   System in Manually Signed Original
      No.          Description                on Which Exhibits May be Found
    -------        -----------                ------------------------------

      4.1          By-laws of the             (Incorporated by reference to
                   Company.                   Appendix C to the Company's Proxy
                                              statement for the Annual Meeting
                                              of Shareholders held November 2,
                                              1994).

      4.2          Amended and Restated       (Incorporated by reference to
                   Certificate of             Appendix B Proxy statement for the
                   Incorporation of the        Annual Meeting of Shareholders
                   Company.                    held November 2, 1994).

       5           Opinion of Snell &
                   Wilmer L.L.P.

      23.1         Consent of Snell &                       ---
                   Wilmer L.L.P. (included
                   in Exhibit 5).

      23.2         Consent of KPMG Peat
                   Marwick LLP.

       24          Power of Attorney                        ---
                   (included in signature
                   page).

       99          Del Webb Corporation        (Incorporated by reference to
                   1995 Executive Long-        Appendix B to the Company's Proxy
                   Term Incentive Plan.        Statement for the Annual Meeting
                                               of Shareholders of the Company
                                               held November 8, 1995).